UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2018

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 1, 2018. Set forth below are the proposals voted upon at the Annual Meeting, and the estimated preliminary voting results reported by the Company’s proxy solicitor, Innisfree M&A Incorporated (the “Solicitor”), based on the information available to the Solicitor.
These results are preliminary estimates only and are subject to change based upon the certification of voting results by an independent inspector of elections, IVS Associates, Inc. (“IVS”). The Company will file an amendment to this Current Report on Form 8-K to disclose final voting results after receiving IVS’s final certified report.
As of the close of business on March 2, 2018, the record date for the Annual Meeting, 42,364,151 common shares and 155,250 6 ¾% Cumulative Convertible Preferred Shares were outstanding and entitled to vote. Based on the estimated preliminary results from the Solicitor and subject to the qualifications set forth herein, at least 39,007,541 shares were voted in person or by proxy at the Annual Meeting, representing more than 91.68% percent of the shares entitled to vote.
The estimated preliminary tabulation of the voting results (subject to the caveats noted herein) from the Solicitor for the proposals presented at the Annual Meeting are as follows:1
Proposal 1 - Election of Directors
The Company’s Board of Director Nominees

	For	Withheld
Phillip R. Cox	30,524,450	5,989,814
John W. Eck	31,053,447	5,460,716
Leigh R. Fox	31,060,995	5,453,169
Jakki L. Haussler	30,539,555	5,974,609
Craig F. Maier	25,101,038	193,055
Russel P. Mayer	25,109,803	184,291
Theodore H. Torbeck	25,106,461	187,632
Lynn A. Wentworth	30,539,547	5,974,617
Martin J. Yudkovitz	31,059,540	5,454,623

1 The estimated preliminary voting results set forth in this Current Report on Form 8-K have been prepared by the Solicitor based on its work performed in connection with the Annual Meeting. These estimated preliminary vote results reflect our Solicitor’s estimate of each of the following: (i) white proxy cards received from registered holders by the Company netted to reflect revocations received by GAMCO Asset Management, Inc. and certain of its affiliates (collectively, “GAMCO”) on blue proxy cards from registered holders; (ii) blue proxy cards from registered holders received by GAMCO netted to reflect revocations received by the Company on white proxy cards from registered holders; (iii) blue proxy cards and white proxy cards voted by Broadridge Financial Solutions (“Broadridge”) on behalf of custodian banks and broker clients; (iv) proxy cards voted by intermediaries for banks and brokers outside the Broadridge system; and (v) the net effect of legal proxies and other ballots or proxy cards voted at the Annual Meeting prior to the closing of the polls.

GAMCO Asset Management’s Nominees

	For	Withheld
James Chadwick	11,219,370	5,700
Matthew Goldfarb	11,219,370	5,700
Justyn R. Putnam	11,219,370	5,700

Based on the estimated preliminary results, the nine (9) directors elected at the meeting would be: Phillip R. Cox, John W. Eck, Leigh R. Fox, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Theodore H. Torbeck, Lynn A. Wentworth and Martin J. Yudkovitz.
Proposal 2 - Executive Compensation - “Say-on-Pay”
The shareholders voted as follows to provide advisory approval of the Company’s executive compensation:

For	Against	Abstain
31,465,819	3,497,576	1,555,769
Proposal 3 - Amendment to Amended and Restated Regulations
The shareholders voted as follows to approve an amendment of the Company’s Amended and Restated Regulations to provide proxy access for shareholders:

For	Against	Abstain
34,846,774	144,145	1,528,245
Proposal 4 - Ratification of Auditor
The shareholders voted as follows to ratify the Audit and Finance Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain
38,546,887	412,430	48,224

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	May 4, 2018	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel